Exhibit 10.2

AMENDMENT NO. 1 TO THE ASSET-BASED LOAN CREDIT AGREEMENT

Dated as of June 3, 2008

AMENDMENT NO. 1 TO THE ASSET-BASED LOAN CREDIT AGREEMENT (this “Amendment”) among EXPRESS HOLDING, LLC, a Delaware limited liability company (the “Parent”), EXPRESS, LLC, a Delaware limited liability company (the “Borrower”), the Subsidiary Guarantors (as hereinafter defined) party hereto, the Lenders (as hereinafter defined) party hereto, WELLS FARGO RETAIL FINANCE, LLC, (“Wells Fargo”), as collateral agent (the “Collateral Agent”), and Wells Fargo, as administrative agent (the “Administrative Agent”; together with the Collateral Agent, the “Agents”).

PRELIMINARY STATEMENTS:

(1) The Parent, the Borrower, the Subsidiary Guarantors, certain financial institutions and other persons from time to time parties thereto and the Agents have entered into that certain Asset-Based Credit Agreement dated as of July 6, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein but not defined shall be used herein as defined in the Credit Agreement).

(2) The Borrower has requested that the Required Lenders and the Issuing Bank agree to amend the definition of “Letter of Credit Commitment” to increase the Available Amount.

(3) Subject to the terms and conditions hereinafter set forth, the Required Lenders and the Issuing Bank have indicated their willingness to agree to the amendment of the Credit Agreement set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

SECTION 1. Amendment. Effective as of the Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(a) The definition of “Letter of Credit Commitment” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting the figure “$40,000,000” in the second line thereof and inserting the figure “$45,000,000” in its place; and

(b) Section 2.01(c) of the Credit Agreement is hereby amended by deleting the figure “$40,000,000” in the fifth line thereof and inserting the figure “$45,000,000” in its place.

SECTION 2. Conditions to Effectiveness. Section 1 of this Amendment shall become effective (the “Amendment Effective Date”) when each of the conditions set forth in this Section 2 shall have been fulfilled to the reasonable satisfaction of the Administrative Agent.

(a) The Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered on behalf of each of (i) the Loan Parties and (ii) the Required Lenders, the Issuing Bank and the Administrative Agent, or as to any of the foregoing parties, advice reasonably satisfactory to the Administrative Agent that each of the foregoing parties has executed a counterpart of this Amendment.

(b) The Borrower shall have paid all reasonable expenses (including the reasonable fees and expenses of Shearman & Sterling LLP) incurred in connection with the preparation, negotiation and execution of this Amendment and other matters relating to the Credit Agreement to the extent invoiced on or prior to the Amendment Effective Date.

(c) INTENTIONALLY OMITTED.

(d) No Default or Event of Default shall have occurred and be continuing, or would occur as a result of the transactions contemplated by this Amendment.

SECTION 3. Confirmation of Representations and Warranties. Each of the Loan Parties hereby represents and warrants, on and as of the date hereof and as of the Amendment Effective Date, that the representations and warranties contained in the Credit Agreement and the other Loan Documents are correct and true in all material respects (without duplication of any materiality qualifier contained in any such representations and warranties) on and as of such date, after giving effect to this Amendment, as though made on and as of such date, other than any such representations or warranties that by their terms refer to a specific date.

SECTION 4. Affirmation of Guarantors. Each Guarantor hereby consents to the amendment to the Credit Agreement effected hereby, and hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Guarantor contained in the Guaranties or in any other Loan Documents to which such Guarantor is a party are, and shall remain, in full force and effect and are hereby ratified and confirmed in all respects. Without limiting the generality of the foregoing, the Collateral Documents to which such Guarantor is a party and all of the Collateral described therein do, and shall continue to, secure payment of all of the Secured Obligations (in each case, as defined therein).

SECTION 5. Reference to and Effect on the Loan Documents. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified by this Amendment.

(a) The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Secured Obligations (in each case as defined therein), in each case as amended by this Amendment.

(b) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.

SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, and shall be subject to the jurisdictional and service provisions of the Credit Agreement, as if this were a part of the Credit Agreement.

SECTION 8. Entire Agreement; Modification. This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, there being no other agreements or understandings, oral, written or otherwise, respecting such subject matter, any such agreement or understanding being superseded hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and may not be amended, extended or otherwise modified, except in a writing executed in whole or in counterparts by each party hereto.

[SIGNATURES FOLLOW.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

EXPRESS, LLC

By	/s/ Matt Moellering
Name:	Matt Moellering
Title:	CFO

EXPRESS HOLDING, LLC

By	/s/ Matt Moellering
Name:	Matt Moellering
Title:	CFO

EXPRESS GC, LLC

By	/s/ Matt Moellering
Name:	Matt Moellering
Title:	CFO

WELLS FARGO RETAIL FINANCE, LLC, as Administrative Agent, Collateral Agent and Issuing Bank

By	/s/ Lynn S. Whitmore
Name:	Lynn S. Whitmore
Title:	Senior Vice President

Lenders:

WACHOVIA CAPITAL FINANCES CORPORATION (CENTRAL)

By	/s/ Dan Laven
Name:	Dan Laven
Title:	V. P.

Lenders:

GENERAL ELECTRIC CAPITAL CORPORATION

By	/s/ Mark E. Blankstein
Name:	Mark E. Blankstein
Title:	Duly Authorized Signatory

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